Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-229619) pertaining to the Bard Puerto Rico Retirement and Savings Plan of our report dated June 26, 2020, with respect to the financial statements and schedule of the Bard Puerto Rico Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

San Juan, Puerto Rico

June 26, 2020